UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 27, 2008

China Solar & Clean Energy Solutions, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-12561	95-3819300
(State of Incorporation)	(Commission File No.)	(IRS Employer
Identification No.)

Building 3 No. 28, Feng Tai North Road, Beijing China, 100071
(Address of principal executive offices, including zip code)

+86-10-63850516
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02. Non-reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

In connection with the review by the Division of Corporation Finance of the Securities and Exchange Commission of the Company’s audited financial statements for the fiscal year ended December 31, 2007 as set forth in the Registration Statement on Form S-1 (File No. 333-150233) and the Annual Report on Form 10-KSB for the Fiscal Year Ended December 31, 2007, filed April 10, 2008 (File No. 0-12561) management identified an error in the calculation of the diluted net income per share resulting in an understatement of the Company’s diluted net income per share by ten cents per share as follows:

	As reported	Adjustment	As restated
Diluted net income per share	$0.14	$0.10	$0.24

The error resulted from the misapplication by the Company of the treasury stock and the “if converted” methods under SFAS No. 128.

On October 27, 2008, the Board of Directors concluded, based on the recommendation of management, that the Company’s consolidated financial statements contained in the Company’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2007 should be restated to correct this error related to the calculation of diluted net income per share and should no longer be relied upon. Management has discussed this matter with Cordovano and Honeck LLP, the Company’s independent registered public accounting firm. The Company intends to file an amended Annual Report on Form 10K/A for the fiscal year ended December 31, 2007 as soon as practicable wherein it will be revising the diluted net income per share amount and corresponding computation for the year ended December 31, 2007 to reflect the diluted net income per share amount of $0.24, in full compliance with SFAS 154, paragraph 26. Our auditors shall also be providing us with a reissued dual-dated audit opinion.

In addition to the impact of this error on the consolidated financial statements, management considered the impact this error has on the effectiveness of the Company’s internal control over financial reporting and disclosure controls and procedures for the periods being restated. Management believes that the Company's internal controls over financial reporting and disclosure were effective, except for the error in the calculation of diluted EPS.  The error was limited to (1) the calculation of the diluted earnings per share and (2) the review of that calculation resulting from the misapplication by the Company of the treasury stock and the “if converted” methods under SFAS No. 128.

On October 27, 2008 the Audit Committee received a letter from Cordovano and Honeck LLP, the Company’s independent registered public accounting firm, advising the committee of the following material weakness:

“When preparing its financial statements for the year ended December 31, 2007, China Solar & Clean Energy Solutions, Inc. erred in calculating diluted net income per share. The Company misapplied the treasury stock and the “if converted” methods under SFAS No. 128. Because of the error, the Company restated its historical financial statements for 2007 to record an increase of ten cents in diluted net income per share.”

A material weakness is a control deficiency, or a combination of control deficiencies, that result in more than a remote likelihood that a material misstatement of the annual or interim consolidated financial statements will not be prevented or detected.

The Company intends to implement measures to ensure that errors of this nature do not occur in the future.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: Novenber 6, 2008	China Solar & Clean Energy Solutions, Inc.

	By:	/s/ Deli Du
Deli Du
President and Chief Executive Officer